Exhibit 21

                            BOK FINANCIAL CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


                              BANKING SUBSIDIARIES
                  Bank of Albuquerque, National Association (1)
                   Bank of Arkansas, National Association (1)
                   Bank of Oklahoma, National Association (1)
                     Bank of Texas, National Association (1)
             Colorado State Bank and Trust, National Association (1)
                    Bank of Arizona, National Association (1)

                 OTHER SUBSIDIARIES OF BOK FINANCIAL CORPORATION
                        BOK Capital Services Corporation
                                   BOSC, Inc.
                        Park Cities Bancshares, Inc. (2)
                           Park Cities Corporation (5)
                                BOKF Equity, LLC
                             BOKF Private Equity, LP
                            Colorado Funding Company
                            Arizona Bancorp, Ltd. (3)

                     SUBSIDIARIES OF BANK OF OKLAHOMA, N.A.
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                      BancOklahoma Agri-Service Corporation
                        BancOklahoma Mortgage Corporation
                             BOK Delaware, Inc. (3)
                          BOKF Equipment Finance, Inc.
                              BOK Funding Trust (3)
                          BOSC Agency, Inc. (Oklahoma)
                       BOSC Agency, Inc. (New Mexico) (4)
                          BOSC Agency, Inc. (Texas) (2)
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                          BOk Investment Advisers, Inc.
                           Pacesetter Leasing Company
                             Southwest Trust Company
                       BOKF Community Development Fund LLC


All Subsidiaries listed above were incorporated in Oklahoma, except as noted.
(1) Chartered by the United States Government
(2) Incorporated in Texas
(3) Incorporated in Delaware
(4) Incorporated in New Mexico
(5) Incorporated in Nevada